Exhibit 99.1

FIFTH ADDENDUM TO SIXTH AMENDED AND RESTATED SERVICE AGREEMENT

This Fifth Addendum to that certain Sixth Amended and Restated Service Agreement (the “Addendum”) effective as of the 1st day of January, 2026 (the “Effective Date”), is entered into by and between Comenity Bank (“Bank”), a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, Delaware 19803 and Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Sixth Amended and Restated Service Agreement as of January 1, 2025, (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Appendix B to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix B to the Agreement, such that certain Performance Standards are hereby amended or added as set forth in further detail in Exhibit A hereto.

1.Miscellaneous. Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Fifth Addendum to
Sixth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

COMENITY BANK

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title:     President, Comenity Bank

COMENITY SERVICING LLC

By: /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title:     President

Fifth Addendum to
Sixth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

EXHIBIT A

1.    Amendments and Additions. Set forth below are additional Performance Standards to existing Performance Standards and a revision to an existing Performance Standard, all of which shall be incorporated into Appendix B to the Agreement.

SECTION I: PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY BANK PRODUCTS

Service Category	Performance Standard	Measuring Period	Amended/ Added
Servicing and Core Processing Engineering	Maintain 99.57% voice connectivity availability (measured as the uptime of all voice connectivity components – SIP, PRI, POTs, e911).	Monthly	Amended
	Maintain 99.99% availability of VCC Chat.	Monthly	Added
	Maintain 99.99% availability of Five9 IVA.	Monthly	Added
Fifth Addendum to
Sixth Amended and Restated Service Agreement
Comenity Servicing LLC/Comenity Bank
A-1